Attachment Q.77C

The Central Europe and Russia Fund, Inc.

Sub-Item 77C (a), (b) and (c): Registrant incorporates by reference Registrant’s Proxy Statement dated May 20, 2008, filed on May 20, 2008 (Accession No. 0000950123-08-005945).

Item 77C(c):
THE CENTRAL EUROPE AND RUSSIA FUND, INC.
REPORT OF STOCKHOLDERS’ MEETING

The Annual Meeting of Shareholders of The Central Europe and Russia Fund, Inc. was held on June 20, 2008.  At the Meeting, the following matters were voted upon by the stockholders (the resulting votes are presented below):

1. To elect three Directors to serve until the expiration of the applicable term and until their successors are elected and qualify.

Number of Votes
–––––––––––––––––––––––––
For                                              Withheld
––––                                           –––––––
Dr. Kurt W. Bock                11,146,988            2,660,240
John Bult                        11,170,236             2,636,992
Richard Karl Goeltz                                                            11,143,224                                    2,664,004
Dr. Franz Wilhelm Hopp                                                   11,145,053                                     2,662,175
Dr. Friedbert Malt                                                              11,144,658                                     2,662,570
Robert H. Wadsworth                                                       11,178,286                                     2,628,942
Peter Zühlsdorff                                                                 11,136,842                                     2,670,386

2. To ratify the appointment by the Audit Committee and the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending October 31, 2008.

             Number of Votes
–––––––––––––––––––––––––
For                         Against                      Abstain
––––                            –––––––                      –––––––
13,668,252                      99,374                            39,604